Exhibit 99(b)


                                LOCK-UP AGREEMENT


                                                               January 17, 2001

Deutsche Bank Securities Inc.
One South Street
Baltimore, MD 21202

                 Re: Lamar Advertising Company - Public Offering

Ladies and Gentlemen:

         The undersigned understands that you, acting on behalf of yourself and the several Underwriters, propose to enter into an Underwriting Agreement (the "Underwriting Agreement") with Lamar Advertising Company, a Delaware corporation (the "Company"), and a selling shareholder to be named therein (the "Selling Shareholders") providing for the public offering (the "Public Offering") by the several Underwriters to be named in Schedule I to the Underwriting Agreement (the "Underwriters") of common stock, par value $.001 per share (the "Common Stock"), of the Company. Capitalized terms set forth herein and not otherwise defined shall have the meanings set forth in the Underwriting Agreement.

         In consideration of the Underwriters' agreement to purchase and make the Public Offering of the Common Stock, and for other good and valuable consideration receipt of which is hereby acknowledged, the undersigned hereby agrees that, without the prior written consent of Deutsche Bank Securities Inc. on behalf of the Underwriters, the undersigned will not, during the period commencing on the date of the prospectus relating to the Public Offering (the "Prospectus") and ending 60 days thereafter, (1) offer, pledge, announce the intention to sell, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock of the Company, or any securities of the Company which are substantially similar to the Common Stock, including, but not limited to, (x) any securities convertible into or exercisable or exchangeable for Common Stock or (y) any shares of Common Stock which may be deemed to be beneficially owned by the undersigned in accordance with the rules and regulations of the Securities and Exchange Commission, or (2) enter into any swap, option, future, forward or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the Common Stock or any securities of the Company which are substantially similar to the Common Stock, including, but not limited to, any securities convertible into or exercisable or exchangeable for Common Stock, whether any such transaction described in clause
(1) or (2) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise. In addition, the undersigned agrees that, without the prior written consent of Deutsche Bank Securities Inc. on behalf of the Underwriters, it will not, during the aforementioned 60-day period, make any demand for, or exercise any right with respect to, the registration of any shares of Common Stock or any securities of the Company which are substantially similar to the Common Stock, including, but not limited to, any securities convertible into or exercisable or exchangeable for Common Stock.

         Notwithstanding the foregoing, if the undersigned is an individual, he or she may transfer any Common Stock (or options exercisable into Common Stock granted under the Company's existing stock option plans which are otherwise transferable in accordance with such plans) either during his or her lifetime or on death by will or by intestacy to his or her immediate family or to a trust or other entity the beneficiaries or equity holders of which are exclusively the undersigned and/or a member of his or her immediate family; provided, however, that in any such case it shall be a condition to the transfer that the transferee execute an agreement stating that the transferee is receiving and holding the Common Stock (or options exercisable into Common Stock) transferred subject to the provisions of this Lock-Up Agreement, and there shall be no further transfer of such Common Stock (or options exercisable into Common Stock) except in accordance with this Lock-Up Agreement. For purposes of this Lock-Up Agreement, "immediate family" shall mean spouse, lineal descendant, father, mother, brother or sister of the transferor.

         In furtherance of the foregoing, the Company and any duly appointed transfer agent for the registration or transfer of the securities described herein are hereby authorized to decline to make any transfer of securities if such transfer would constitute a violation or breach of this Lock-Up Agreement.

         The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this Lock-up Agreement. All authority herein conferred or agreed to be conferred and any obligations of the undersigned shall be binding upon the successors, assigns, heirs or personal representatives of the undersigned.

         The undersigned understands that, if the Underwriting Agreement is not executed on or before January 31, 2001, or if the Underwriting Agreement (other than the provisions thereof which survive termination) shall terminate or be terminated prior to payment for and delivery of the Common Stock to be sold thereunder, the undersigned shall be released from all obligations under this Lock-Up Agreement.

         The undersigned understands that the Underwriters will be entering into the Underwriting Agreement and proceeding with the Public Offering in reliance upon this Lock-Up Agreement.

         THIS LOCK-UP AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO THE CONFLICT OF LAWS PRINCIPLES THEREOF.


                            Very truly yours,

                            AMFM OPERATING, INC.


                            By:      /s/  Randall T. Mays
                            --------------------------------------------------
                            Name:    Randall T. Mays
                            Title:   Executive Vice President and
                                     Chief Financial Officer

Accepted as of the date first set forth above:

DEUTSCHE BANK SECURITIES INC.
     Acting  on  behalf  of  itself  and the  several
     Underwriters to be named in Schedule I to the Underwriting Agreement

By:      /s/  Stanley J. Kraska
   --------------------------------------------------
         Name:    Stanley J. Kraska
         Title:   Managing Director